CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report included and incorporated by reference in this annual report on Form 10-K for the period ended December 31, 1999, of Edison International, into the previously filed Registration Statements which follow:

         Registration Form            File No.            Effective Date
         -----------------            --------            --------------
             Form S-3                 33-44148               12/02/91
             Form S-3                 333-08115              07/15/96
             Form S-8                 33-303913              05/16/96
             Form S-8                 333-50443              04/17/98
             Form S-8                 333-82293              07/15/99



                               ARTHUR ANDERSEN LLP
                               ARTHUR ANDERSEN LLP

March 27, 2000